Exhibit 99.1

News Release

CONTACT: Investor Relations

Taylor Morrison Home Corporation

(480) 734-2060

investor@taylormorrison.com

Taylor Morrison Reports First Quarter 2020 Results with Sales Orders Up Approximately 33% and Closings Up Approximately 43% Year-over-Year

SCOTTSDALE, Ariz., May 6, 2020 –– Taylor Morrison Home Corporation (NYSE: TMHC) today reported adjusted diluted earnings per share of $0.57 and GAAP diluted earnings per share of ($0.26).

First Quarter 2020 Highlights:

•	Net sales orders were 3,466, approximately a 33 percent increase over the prior year quarter

•	Average monthly sales pace per community was 3.1, compared to 2.3 from the first quarter 2019

•	Home closings were 2,761, an almost 43 percent increase over the prior year quarter

•	Total revenue was $1.3 billion, an almost 46 percent increase over the prior year quarter

•	SG&A as a percentage of home closings revenue was 10.8 percent, down 70 basis points from first quarter 2019

“When I look at the first 10 weeks of the year compared to the seven weeks since the onset of the pandemic, they couldn’t look more different,” said Sheryl Palmer, Taylor Morrison chairman and CEO. “While we’re pleased with our first quarter results, what I’m most encouraged to see is the momentum we built in April where we saw week-over-week improvement throughout the month in both gross and net sales. Specifically, the number of gross sales in the last week of the month were more than two and a half times the number of sales in the first week, while the number of net sales, given the reduction in cancellations, was nearly five times the sales recorded in the first week.”

The Company finished the first quarter with sales orders of 3,466, which was up approximately 33 percent from the prior year quarter. This represented a sales pace per community for the quarter of 3.1, which was also up nearly 35 percent from the sales pace of 2.3 in the first quarter of 2019. “When looking at the buildup of sales through the quarter, you can easily see the impact of the COVID-19 restrictions that began in mid-March,” added Palmer. “Consistent with most of the industry, our sales orders in the first two months of the year started extremely strong with January sales up 46 percent compared to the same period last year and a pace of 3.2. February sales were up 64 percent with the pace increasing to 3.5 and continuing into the first half of March. However, the last 10 days of March were slower with a deceleration in the sales pace to 2.5 as our team and the broader market adjusted to our new reality.”

“With the impact of COVID-19, there hasn’t been a single part of our business that hasn’t had to change in some capacity to adapt,” said Palmer. “When I look at our sales team and the 180-degree turn they’ve made to conduct their business virtually, it’s quite impressive. We’ve now seen triple digit sales conducted entirely virtually—meaning no prior physical interaction with the homebuyer whatsoever.”

In response to the crisis, the Company added innovative new features to its website enabling customers to schedule virtual and private in-person appointments with ease. “More than 1,500 appointments have been scheduled within the past four weeks through our new online scheduling feature—a first of its kind in our industry. While customers have the ability to schedule in-person or virtual appointments—the latter of which makes up more than 85 percent of the appointments to-date—they can also schedule appointments specifically to write contracts, which we’re also seeing. In fact, more than 20 percent of our April net sales were completely virtual.”

“We ended the quarter with about $750 million in total available liquidity,” said Dave Cone, Executive Vice President and Chief Financial Officer. “More than $500 million of that was cash on hand with the remaining difference from available capacity on our $800 million corporate revolver. Our net homebuilding debt to homebuilding capitalization ratio was 46.8 percent at quarter end. Given COVID-19, we have been successful in deferring and reducing land and development spend that does not provide near term closings for the business, and we anticipate that our net debt to homebuilding capitalization ratio peaked in first quarter of 2020.”

“With the closing of our William Lyon acquisition in February, we had about $123 million of transaction expenses that impacted earnings before tax and homebuilding gross margins were impacted by about 220 basis points from purchase accounting,” said Cone. “With that in mind, our adjusted net income for the quarter was approximately $70 million demonstrating the strength of our core operations.” GAAP net income was a loss of $31 million.

For the quarter, GAAP home closings gross margin was 15.4 percent, inclusive of capitalized interest and purchase accounting. “Adjusting for purchase accounting, home closings gross margin was 17.6 percent for the quarter. We anticipate the second quarter purchase accounting impact to be at or slightly below the first quarter recognizing that it will include a full quarter impact of William Lyon operations and should continue to moderate in the second half of the year,” added Cone. “Also, we had a focused effort of selling through finished speculative inventory from legacy William Lyon, which pressured margins during the quarter. We anticipate margins increasing closer to our pre acquisition levels as we move through the second half of the year working through purchase accounting, finished spec inventory and realizing purchasing and construction synergies.”

The Company ended the quarter with 6,565 units in backlog, a year-over-year increase of almost 36 percent, with a sales value of approximately $3.1 billion. As of March 31, 2020, Taylor Morrison owned or controlled approximately 75,000 lots, representing 5.3 years of supply of which 3.9 years were owned, based on a trailing twelve months of closings including a full-year impact from William Lyon.

Quarterly Financial Comparison

($ thousands)

	Q1 2020	Q1 2019	Q1 2020 vs. Q1 2019

Total Revenue	$1,345,699	$925,092	45.5%

Home Closings Revenue	$1,264,640	$899,881	40.5%

Home Closings Gross Margin	$194,137	$164,084	18.3%

	15.4%	18.2%	280 bps decrease

Adjusted Home Closings Gross Margin	$222,503	$164,084	35.6%

	17.6%	18.2%	60 bps decrease

SG&A % of Home Closings Revenue	$136,853 10.8%	$103,883 11.5%	31.7% 70 bps leverage

Earnings Webcast

A public webcast to discuss the first quarter 2020 earnings will be held later today at 8:30 a.m. Eastern time. The participant dial-in is 1 (855) 470-8731 and the passcode is 2794208. More information can be found on the Company’s investor relations website at investors.taylormorrison.com. A webcast replay will also be available on the site later today and will be available for one year from the date of the original earnings call.

About Taylor Morrison

Taylor Morrison Home Corporation (NYSE: TMHC) is a leading national homebuilder and developer that has been recognized as the 2016-2020 America’s Most Trusted® Home Builder by Lifestory Research. Based in Scottsdale, Arizona we operate under three well-established brands, Taylor Morrison, Darling Homes and William Lyon Signature. We serve a wide array of consumer groups from coast to coast, including first-time, move-up, luxury, and active adult buyers. In Texas, Darling Homes builds communities with a focus on individuality and custom detail while delivering on the Taylor Morrison standard of excellence. We also have an exclusive partnership with Christopher Todd Communities, a growing Phoenix-based developer of innovative, luxury rental communities to operate a “Build-to-Rent” homebuilding business.

For more information about Taylor Morrison, Darling Homes and William Lyon Signature, please visit www.taylormorrison.com or www.darlinghomes.com.

Forward-Looking Statements

This earnings summary includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: the scale and scope of the recent COVID-19 (coronavirus) outbreak and resulting pandemic; changes in general and local economic conditions (including as a result of recent extreme weather conditions); slowdowns or severe downturns in the housing market; homebuyers’ ability to obtain suitable financing; increases in interest rates, taxes or government fees; shortages in, disruptions of and cost of labor; higher cancellation rates of existing agreements of sale; competition in our industry; any increase in unemployment or underemployment; inflation or deflation; the seasonality of our business; our ability to obtain additional performance, payment and completion surety bonds and letters of credit; significant home warranty and construction defect claims; our reliance on subcontractors; failure to manage land acquisitions, inventory and development and construction processes; availability of land and lots at competitive prices; decreases in the market value of our land inventory; new or changing government regulations and legal challenges; our compliance with environmental laws and regulations regarding climate change; our ability to sell mortgages we originate and claims on loans sold to third parties; governmental regulation applicable to our financial services and title services business; the loss of any of our important commercial relationships; our ability to use deferred tax assets; raw materials and building supply shortages and price fluctuations; our concentration of significant operations in certain geographic areas; risks associated with our unconsolidated joint venture arrangements; information technology failures and data security breaches; costs to engage in and the success of future growth or expansion of our operations or acquisitions or disposals of businesses; costs associated with our defined benefit and defined contribution pension schemes; damages associated with any major health and safety incident; our ownership, leasing or occupation of land and the use of hazardous materials; material losses in excess of insurance limits; existing or future litigation, arbitration or other claims; negative publicity or poor relations with the residents of our communities; failure to recruit, retain and develop highly skilled, competent people; utility and resource shortages or rate fluctuations; constriction of the capital markets; risks related to our substantial debt and the agreements governing such debt, including restrictive covenants contained in such agreements; our ability to access the capital markets; the inherent uncertainty associated with financial or other projections; the risks associated with maintaining effective internal controls over financial reporting; and risks related to the integration of William Lyon Homes and the ability to recognize the anticipated benefits from the combination of Taylor Morrison and William Lyon Homes. In addition, other such risks and uncertainties may be found in our most recent annual report on

Form 10-K and our quarterly report on Form 10-Q for the first quarter ended March 31, 2020 filed with the Securities and Exchange Commission (SEC) as such factors may be updated from time to time in our periodic filings with the SEC. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law.

Taylor Morrison Home Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2020	2019
Home closings revenue, net	$1,264,640	$899,881
Land closings revenue	22,939	4,113
Financial services revenue	28,039	16,044
Amenity and other revenue	30,081	5,054

Total revenues	1,345,699	925,092
Cost of home closings	1,070,503	735,797
Cost of land closings	27,132	2,692
Financial services expenses	20,647	10,721
Amenity and other expense	29,661	3,842

Total cost of revenues	1,147,943	753,052
Gross margin	197,756	172,040
Sales, commissions and other marketing costs	86,327	67,429
General and administrative expenses	50,526	36,454
Equity in income of unconsolidated entities	(2,426)	(2,319)
Interest income, net	(560)	(333)
Other expense/(income), net	6,290	(1,392)
Transaction expenses	86,374	4,129

(Loss)/Income before income taxes	(28,775)	68,072
Income tax provision	781	16,791

Net (loss)/income before allocation to non-controlling interests	(29,556)	51,281
Net income attributable to non-controlling interests - joint ventures	(1,875)	(150)

Net (loss)/income available to Taylor Morrison Home Corporation	$(31,431)	$51,131

(Loss)/Earnings per common share
Basic	$(0.26)	$0.46
Diluted	$(0.26)	$0.46
Weighted average number of shares of common stock:
Basic	121,908	110,512
Diluted	121,908	111,668

Taylor Morrison Home Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$507,761	$326,437
Restricted cash	3,671	2,135

Total cash, cash equivalents, and restricted cash	511,432	328,572
Owned inventory	5,706,335	3,967,359
Real estate not owned	186,885	19,185

Total real estate inventory	5,893,220	3,986,544
Land deposits	167,029	39,810
Mortgage loans held for sale	208,231	190,880
Derivative assets	8,711	2,099
Lease right of use assets	73,790	36,663
Prepaid expenses and other assets, net	177,372	85,515
Other receivables, net	115,119	70,447
Investments in unconsolidated entities	127,367	128,759
Deferred tax assets, net	268,693	140,466
Property and equipment, net	98,798	85,866
Intangible assets, net	531	637
Goodwill	612,079	149,428

Total assets	$8,262,372	$5,245,686

Liabilities
Accounts payable	$230,312	$164,580
Accrued expenses and other liabilities	398,186	325,368
Lease liabilities	79,724	42,317
Income taxes payable	3,127	3,719
Customer deposits	204,336	167,328
Estimated development liability	36,393	36,705
Senior notes, net	2,762,075	1,635,008
Loans payable and other borrowings	299,184	182,531
Revolving credit facility borrowings	485,000	—
Mortgage warehouse borrowings	154,109	123,233
Liabilities attributable to real estate not owned	186,885	19,185

Total liabilities	$4,839,331	$2,699,974

Stockholders’ Equity
Total stockholders’ equity	3,423,041	2,545,712

Total liabilities and stockholders’ equity	$8,262,372	$5,245,686

Homes Closed and Home Closings Revenue, Net

	Three Months Ended March 31,
	Homes Closed			Home Closings Revenue, Net			Average Selling Price
(Dollars in thousands)	2020	2019	Change	2020	2019	Change	2020	2019	Change

East	985	854	15.3%	$395,716	$348,167	13.7%	$402	$408	(1.5)%

Central	819	545	50.3	373,024	252,565	47.7	455	463	(1.7)

West	957	539	77.6	495,900	299,149	65.8	518	555	(6.7)

Total	2,761	1,938	42.5%	$1,264,640	$899,881	40.5%	$458	$464	(1.3)%

Net Sales Orders:

	Three Months Ended March 31,

	Net Sales Orders			Sales Value			Average Selling Price
(Dollars in thousands)	2020	2019	Change	2020	2019	Change	2020	2019	Change

East	1,361	1,135	19.9%	$561,544	$472,336	18.9%	$413	$416	(0.7)%

Central	906	801	13.1	424,063	370,323	14.5	468	462	1.3

West	1,199	679	76.6	632,243	369,884	70.9	527	545	(3.3)

Total	3,466	2,615	32.5%	$1,617,850	$1,212,543	33.4%	$467	$464	0.6%

Sales Order Backlog:

	As of March 31,
	Sold Homes in Backlog			Sales Value			Average Selling Price
(Dollars in thousands)	2020	2019	Change	2020	2019	Change	2020	2019	Change

East	2,193	1,919	14.3%	$957,313	$848,732	12.8%	$437	$442	(1.1)%

Central	2,167	1,676	29.3	1,041,983	849,553	22.7	481	507	(5.1)

West	2,205	1,240	77.8	1,132,436	693,945	63.2	514	560	(8.2)

Total	6,565	4,835	35.8%	$3,131,732	$2,392,230	30.9%	$477	$495	(3.6)%

Average Active Selling Communities:

	Three Months Ended March 31,
	2020	2019	Change

East	144	173	(16.8)%

Central	134	140	(4.3)

West	100	59	69.5

Total	378	372	1.6%

Reconciliation of Non-GAAP Financial Measures

The following tables set forth reconciliations of: (i) adjusted income before income taxes, (ii) EBITDA and adjusted EBITDA to net income before allocation to non-controlling interests, (iii) adjusted net income and adjusted earnings per share, (iv) net homebuilding debt to homebuilding capitalization ratio, (v) home closings gross margin and adjusted home closings gross margin, (vi) adjusted financial services gross margin, and (vii) income before income taxes margin and adjusted income before income taxes margin.

Adjusted income before income taxes is a non-GAAP financial measure that reflects our income before income taxes excluding the impact of purchase accounting adjustments, financial services operating loss and transaction expenses related to the acquisition of William Lyon Homes. EBITDA and Adjusted EBITDA are non-GAAP financial measures that measure performance by adjusting net income before allocation to non-controlling interests to exclude interest income, net, amortization of capitalized interest, income taxes, depreciation and amortization (EBITDA), non-cash compensation expense, if any, purchase accounting adjustments, financial services operating loss and transaction expenses related to the acquisition of William Lyon Homes (Adjusted EBITDA). Adjusted net income and adjusted earnings per share are non-GAAP financial measures that reflect the net income available to the Company excluding the impact of purchase accounting adjustments, financial services operating loss and transaction expenses related to the acquisition of William Lyon Homes and the tax impact due to such purchase accounting adjustments and transaction expenses. Net homebuilding debt to homebuilding capitalization ratio is a non-GAAP financial measure we calculate by dividing (i) total debt, less unamortized debt issuance costs/premiums and mortgage warehouse borrowings, net of unrestricted cash and cash equivalents, by (ii) total capitalization (the sum of net homebuilding debt and total stockholders’ equity). Adjusted home closings gross margin is a non-GAAP financial measure calculated based on GAAP home closings gross margin (which is inclusive of capitalized interest), excluding purchase accounting adjustments related to the acquisition of William Lyon Homes. Adjusted financial services gross margin is a non-GAAP financial measure calculated based on GAAP financial services margin, excluding financial services operating loss related to the acquisition of William Lyon Homes.

Management uses these non-GAAP financial measures to evaluate our performance on a consolidated basis, as well as the performance of our regions, and to set targets for performance-based compensation. We also use the ratio of net homebuilding debt to total capitalization as an indicator of overall leverage and to evaluate our performance against other companies in the homebuilding industry. In the future, we may include additional adjustments in the above described non-GAAP financial measures to the extent we deem them appropriate and useful to management and investors.

We believe that adjusted income before income taxes, adjusted net income and adjusted earnings per share, as well as EBITDA and adjusted EBITDA, are useful for investors in order to allow them to evaluate our operations without the effects of various items we do not believe are characteristic of our ongoing operations or performance and also because such metrics assist both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted EBITDA also provides an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, or unusual items. Because we use the ratio of net homebuilding debt to total capitalization to evaluate our performance against other companies in the homebuilding industry, we believe this measure is also relevant and useful to investors for that reason. We believe that adjusted home closings gross margin is useful to investors because it allows investors to evaluate the performance of our homebuilding operations without the varying effects of items or transactions we do not believe are characteristic of our ongoing operations or performance. Similarly, we believe that adjusted financial services gross margin is useful to investors because it allows investors to evaluate the performance of our financial services business without the varying effects of items or transactions we do not believe are characteristic of our ongoing operations or performance.

These non-GAAP financial measures should be considered in addition to, rather than as a substitute for, the comparable U.S. GAAP financial measures of our operating performance or liquidity. Although other companies in the homebuilding industry may report similar information, their definitions may differ. We urge investors to understand the methods used by other companies to calculate similarly-titled non-GAAP financial measures before comparing their measures to ours.

Adjusted Net Income and Adjusted Earnings Per Share

	Three Months Ended March 31,
(Dollars in thousands, except per share data)	2020	2019
(Loss)/Income before income taxes	$(28,775)	$68,072
Total William Lyon Homes related purchase accounting adjustments	32,717	—
William Lyon Homes financial services operating loss	3,666	—
Transaction expenses	86,374	4,129

Adjusted income before income taxes	$93,982	$72,201

Net income available to TMHC	$(31,431)	$51,131
Total William Lyon Homes related purchase accounting adjustments	32,717	—
William Lyon Homes financial services operating loss	3,666	—
Transaction expenses	86,374	4,129
Tax impact due to William Lyon Homes related purchase accounting adjustments and Transaction expenses	(20,880)	(1,020)

Adjusted net income	$70,446	$54,240

Basic weighted average shares	121,908	110,512
Adjusted earnings per common share - Basic	$0.58	$0.49

Adjusted diluted weighted average shares	123,200	111,668
Adjusted earnings per common share - Diluted	$0.57	$0.49

Adjusted Income Before Income Taxes and Related Margin

	Three Months Ended March 31,
(Dollars in thousands)	2020	2019
(Loss)/Income before income taxes	$(28,775)	$68,072
Total William Lyon Homes related purchase accounting adjustments	32,717	—
William Lyon Homes financial services operating loss	3,666	—
Transaction expenses	86,374	4,129

Adjusted income before income taxes	$93,982	$72,201

Total revenues	$1,345,699	$925,092

Income before income taxes margin	(2.1)%	7.4%
Adjusted income before income taxes margin	7.0%	7.8%

Adjusted Home Closings Gross Margin

	Three Months Ended March 31,
(Dollars in thousands)	2020	2019
Home closings revenue	$1,264,640	$899,881
Cost of home closings	1,070,503	735,797

Home closings gross margin	$194,137	$164,084
William Lyon Homes homebuilding related purchase accounting adjustments	28,366	—

Adjusted home closings gross margin	$222,503	$164,084

Home closings gross margin as a percentage of home closings revenue	15.4%	18.2%
Adjusted home closings gross margin as a percentage of home closings revenue	17.6%	18.2%

Adjusted Financial Services Gross Margin

(Dollars in thousands)	Three Months Ended March 31, 2020
Financial services revenue	$28,039
Financial services expenses	20,647

Financial services margin	$7,392

William Lyon Homes financial services operating loss	3,666

Adjusted financial services margin	$11,058

EBITDA and Adjusted EBITDA Reconciliation

	Three Months Ended March 31,
(Dollars in thousands)	2020	2019
Net income before allocation to non-controlling interests	$(29,556)	$51,281
Interest income, net	(560)	(333)
Amortization of capitalized interest	24,298	16,905
Income tax provision	781	16,791
Depreciation and amortization	1,929	2,028

EBITDA	$(3,108)	$86,672
Non-cash compensation expense	11,896	3,417
William Lyon Homes related purchase accounting adjustments	32,717	—
William Lyon Homes financial services operating loss	3,666	—
Transaction expenses	86,374	4,129

Adjusted EBITDA excluding transaction expenses	$131,545	$94,218

Total revenues	$1,345,699	$925,092
EBITDA as a percentage of total revenues	(0.2)%	9.4%
Adjusted EBITDA as a percentage of total revenues	9.8%	10.2%

Net Homebuilding Debt to Homebuilding Capitalization Ratio Reconciliation
(Dollars in thousands)	As of March 31, 2020
Total debt	$3,700,368
Less unamortized debt issuance costs/premiums	25,189
Less mortgage warehouse borrowings	154,109

Total homebuilding debt	$3,521,070
Less cash and cash equivalents	507,761

Net homebuilding debt	$3,013,309
Total equity	3,423,041

Total capitalization	$6,436,350

Net homebuilding debt to homebuilding capitalization ratio	46.8%